THIRD AMENDMENT TO THE SECOND AMENDMENT ANDRESTATEMENT
OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

        THIS THIRD AMENDMENT (this “Amendment”) TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of May 2, 2003, and is made by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation (“TCO”), TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (“TG”), and TAUB-CO MANAGEMENT, INC., a Michigan corporation (“Taub-Co”), who, as the Appointing Persons, pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, have the full power and authority to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Partnership”), with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

    A.        On September 30, 1998, TCO, TG, and Taub-Co entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the “Amended and Restated Partnership Agreement”), as authorized under Section 13.11 of the Amended and Restated Partnership Agreement.

    B.        On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

    C.        On September 3, 1999, TCO, TG, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is herein referred to as the “Partnership Agreement”) to provide for the contribution of preferred capital in exchange for a preferred equity interest.

    D.        As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership and for certain other reasons.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1.        Article II of the Partnership Agreement is hereby amended by inserting the following new definitions therein, in alphabetical order:

““Continuing Offer” means the Second Amended and Restated Continuing Offer, dated May 16, 2000, as the same may be amended and or supplemented from time to time.

“Contribution Agreement” means that certain Contribution Agreement among G.K. Las Vegas Limited Partnership and the Partnership, of even date herewith.

“Conversion Notice” is defined in Section 8.1(e) hereof.

“NYSE”is defined in Section 8.1(e)(v) hereof.

“Organic Change” means any recapitalization, reorganization, reclassification, consolidation, merger, or other transaction, in each case that is effected in such a manner that the holders of Units of Partnership Interest are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or other assets with respect to or in exchange for Units of Partnership Interest.

“Series E Units of Partnership Interest” means Partnership Interests designated ‘Series E Units of Partnership Interest’ that (i) confer all the rights, privileges, and liabilities of a Limited Partner holding Units of Partnership Interest, other than the right to become a Designated Offeree under the Continuing Offer and the right to acquire Class B Preferred Shares of TCO, and (ii) are convertible on a one-for-one basis into Units of Partnership Interest in accordance with the provisions of Section 8.1(e) hereof. Except as provided in the definition of “Required Distribution Amount,” in no event shall a Series E Unit of Partnership Interest be considered a Unit of Partnership Interest.

“Series E Partnership Interest Certificate” and “Series E Partnership Interest Certificates” are defined in Section 4.7(b) hereof.

“TCO Common Stock” means the common stock of TCO.

“Trading Day” is defined in Section 8.1(e)(v) hereof.

“TRG Change of Control” means the occurrence of any of the following after the date of the Third Amendment to this Agreement: (i) the acquisition by a Person or group of Persons (within the meaning of the federal securities laws) of securities which results in such Person or group having more than fifty percent (50%) of the voting power for the election of directors of TCO, or (ii) for so long as TCO has a class of outstanding securities registered under the federal securities laws, any event that causes TCO not to be the managing member of TRG.”

    2.        Article II of the Partnership Agreement is hereby further amended by deleting the definitions of “Fractional Unit,” “Limited Partner” and “Limited Partners,” “Partner” and “Partners,” “Partnership Interest Ledger,” “Record Partner,” and “Required Distribution Amount” in their entirety, and by inserting the following new definitions in the place thereof:

““Fractional Unit” means a portion of, or less than the whole of, a Unit of Partnership Interest or a Series E Unit of Partnership Interest.

“Limited Partner” and “Limited Partners” are (i) those Persons identified as such on Schedule A hereto, in their capacities as limited partners of the Partnership, (ii) the successors to any portion or all of the Partnership Interest of those Persons identified as Limited Partners on Schedule A hereto who are admitted to the Partnership as limited partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner and any permitted transferee of a Parity Preferred Partner who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, (iv) any Person holding Series E Units of Partnership Interest issued pursuant to the Contribution Agreement and any permitted transferee of any such Person who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, and (v) any Person or Persons to whom an Additional Interest as a limited partner is issued pursuant to Section 8.4 hereof and who is admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof.

“Partner” and “Partners” are (i) those Persons named in the Preamble to this Agreement, (ii) the successors to any portion or all of the Partnership Interest of those Persons named in the Preamble to this Agreement who are admitted as a Partner or Partners pursuant to Section 8.2 hereof, (iii) any Parity Preferred Partner and any permitted transferee of a Parity Preferred Partner who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, (iv) any Person holding Series E Units of Partnership Interest issued pursuant to the Contribution Agreement and any permitted transferee of any such Person who has been admitted to the Partnership as a limited partner pursuant to Section 8.2 hereof, and (v) any Person or Persons to whom a Partnership Interest has been issued pursuant to Section 8.4 hereof and who is admitted to the Partnership pursuant to Section 8.2 hereof.

“Partnership Interest Ledger” means a ledger maintained at the principal office of the Partnership that shall set forth, among other things, the name and address of each Partner and the nature of the Partnership Interest of each Partner, the number of Units of Partnership Interest held by each Partner, if any, the number of Series E Units of Partnership Interest held by each Partner, if any, and the current Percentage Interest of each Partner, if any.

“Record Partner” means a Person set forth as a Partner on the books and records of the Partnership. No Person other than a Person that was a Partner on the Effective Date shall be a Record Partner until such Person has become a substitute Partner in the Partnership pursuant to Section 8.2 hereof, or has acquired an Additional Interest, Series E Units of Partnership Interest, or an Incentive Interest pursuant to Section 8.4 hereof and, in each such case, has become a Partner in the Partnership pursuant to Section 8.4 hereof. Notwithstanding the foregoing, a Parity Preferred Partner is a Record Partner.”

“Required Distribution Amount” means an amount, as set forth in the Annual Budget, equal to the aggregate cash (or cash per Unit of Partnership Interest, which for purposes solely of this definition of “Required Distribution Amount,” shall include the Series E Units of Partnership Interest) to be distributed to the Partners for such Partnership Fiscal Year, as such amount may be increased or decreased from time to time by the Managing General Partner, in consultation with the Manager, but in no event less than the Estimated Minimum Distribution Amount.”"

    3.        The heading to Article IV is hereby amended to insert “Series E Units of Partnership Interest;” immediately following “Units of Partnership Interest;” and to insert “Series E Partnership Interest Certificates;” immediately following “Partnership Interest Certificates.”

    4.        Section 4.6 of the Partnership Agreement is hereby deleted in its entirety, and the following new Section 4.6 is inserted in the place thereof:

"Section 4.6 Partnership Interests; Units of Partnership Interest; Series E Units of Partnership Interest; Percentage Interests.

    (a)        For the purpose of this Agreement, the term “Partnership Interest” means, with respect to a Partner, such Partner’s right to the allocations (and each item thereof) specified in Section 5.1 hereof and distributions from the Partnership, its share of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and its rights of management, consent, approval, or participation, if any, as provided in this Agreement. Each Partner’s Partnership Interest (other than TCO’s Preferred Equity and other than a Parity Preferred Partner’s Parity Preferred Equity) shall be divided into units (herein referred to collectively as the “Units of Partnership Interest” and individually as a “Unit of Partnership Interest”) or Series E Units of Partnership Interest, as applicable. Each Partner’s Partnership Interest (other than TCO’s Preferred Equity and other than a Parity Preferred Partner’s Parity Preferred Equity) shall be represented by that number of Units of Partnership Interest or Series E Units of Partnership Interest set forth opposite such Partner’s name on Schedule A attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8, Article VIII or Article X hereof. The Partnership may issue additional Units of Partnership Interest or Series E Units of Partnership Interest in accordance with Section 8.4 hereof. The Partnership and TCO shall conduct their respective operations, to the extent they are able to do so, so that one Unit of Partnership Interest will be equal in value to one (1) share of TCO’s common stock and one Series E Unit of Partnership Interest will be equal in value to one (1) Unit of Partnership Interest.

    (b)        For the purpose of this Agreement, the term “Percentage Interest” means, with respect to each Partner (other than a Parity Preferred Partner), the percentage set forth opposite such Partner’s name on Schedule A attached hereto, as such Schedule may be amended from time to time pursuant to Section 4.8, Article VIII or Article X hereof, and shall at any time be equal to a fraction, the numerator of which is the aggregate number of Units of Partnership Interest and Series E Units of Partnership Interest held by such Partner, and the denominator of which is the aggregate number of all Units of Partnership Interest and Series E Units of Partnership Interest that are issued and outstanding. Solely for purposes of calculating Percentage Interests, no interest in the Partnership that is Preferred Equity or Parity Preferred Equity shall be taken into account.”

    5.        Section 4.7 is hereby amended by adding “; Series E Partnership Interest Certificates” to the heading thereof, byinserting “(a)” before the first paragraph thereof, by deleting the language following the legend in paragraph (a) thereof, and by substituting the following in the place thereof:

“Transfers (except by way of a Pledge) of Units of Partnership Interest shall be made only as permitted herein and then only upon the request of the Person named in the Partnership Interest Certificate, or by its attorney lawfully constituted in writing, and upon surrender and cancellation of a Partnership Interest Certificate for a like number of Units of Partnership Interest, a duly executed and acknowledged written instrument of assignment and agreement by the transferee to be bound by this Agreement, and with such proof of authenticity of the signatures as the Managing General Partner may reasonably require. In the event of a permitted Transfer of a Unit of Partnership Interest or the issuance of additional Units of Partnership Interest pursuant to the provisions of Article VIII or Article X hereof, the Managing General Partner shall cause the Partnership to issue Partnership Interest Certificates to the appropriate Persons to reflect any Transfer of Units of Partnership Interest or issuance of additional Units of Partnership Interest, as the case may be. In the event that the Partnership shall purchase any Units of Partnership Interest (including Fractional Units), such Units of Partnership Interest (or Fractional Units) shall be extinguished, and the Partnership Interest Certificates with respect thereto shall be surrendered and cancelled.”

    6.        Section 4.7 is further amended by inserting the following new paragraph (b) at the end thereof:

    “(b)        The Series E Units of Partnership Interest shall be evidenced by Series E Partnership Interest Certificates (herein referred to collectively as the “Series E Partnership Interest Certificates” and individually as a “Series E Partnership Interest Certificate”) which shall be issued in accordance with this Section 4.7 and Section 13.18 hereof, in the form attached hereto as Exhibit A-1, as such form may be amended from time to time by the Managing General Partner. Each Series E Partnership Interest Certificate shall be signed by an authorized signatory or signatories of the Partnership and shall bear the following legend:

“THE SERIES E UNITS OF PARTNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN COMPLIANCE WITH THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, AS THE SAME HAS BEEN AND MAY BE FURTHER AMENDED AND/OR SUPPLEMENTED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP. ANY ASSIGNMENT, SALE, TRANSFER, CONVEYANCE, MORTGAGE, OR OTHER ENCUMBRANCE, PLEDGE, GRANT OF AN OPTION OR PROXY, OR OTHER DISPOSITION OR ACT OF ALIENATION, WHETHER VOLUNTARY OR INVOLUNTARY, OR BY OPERATION OF LAW, IN RESPECT OF A SERIES E UNIT OF PARTNERSHIP INTEREST MADE OTHER THAN AS PERMITTED IN THE PARTNERSHIP AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT WHATSOEVER.”

Transfers of Series E Units of Partnership Interest shall be made only as permitted herein and then only upon the request of the Person named in the Series E Partnership Interest Certificate, or by its attorney lawfully constituted in writing, and upon surrender and cancellation of a Series E Partnership Interest Certificate for a like number of Series E Units of Partnership Interest, a duly executed and acknowledged written instrument of assignment and agreement by the transferee to be bound by the terms of this Agreement, and with such proof of authenticity of the signatures as the Managing General Partner may reasonably require. In the event of a permitted Transfer of a Series E Unit of Partnership Interest, the Managing General Partner shall cause the Partnership to issue Series E Partnership Interest Certificates to the appropriate Persons to reflect any Transfer of Series E Units of Partnership Interest. In the event that the Partnership shall purchase any Series E Units of Partnership Interest (including Fractional Units), such Series E Units of Partnership Interest (or Fractional Units) shall be extinguished and the Series E Partnership Interest Certificates with respect thereto shall be surrendered and cancelled.”

    7.        Section 4.8 of the Partnership Agreement is hereby deleted in its entirety, and the following is substituted in the place thereof:

        “Section 4.8 Purchase of Fractional Units of Partnership Interest and Fractional Series E Units of Partnership Interest; Adjustment of Units of Partnership Interest and Series E Units of Partnership Interest.

    (a)        If as a result of any division or combination of Units of Partnership Interest (as provided below in this Section 4.8) or Transfer or issuance of Units of Partnership Interest or Series E Units of Partnership Interest, there shall be outstanding any Fractional Unit, the Managing General Partner may, but shall not be obligated to, at any time cause the Partnership to purchase such Fractional Unit, in which event the Partner holding such Fractional Unit shall sell such Fractional Unit to the Partnership for an amount equal to the fair market value of such Fractional Unit as determined in good faith by the Managing General Partner.

    The Managing General Partner, in good faith, may, from time to time, divide or combine all Units of Partnership Interest then issued and outstanding; provided, however, that in no event shall the Managing General Partner combine the Units of Partnership Interest unless the fair market value of each resulting Unit of Partnership Interest is One Hundred Thousand Dollars ($100,000) or less. Accordingly, divisions or combinations of Units of Partnership Interest may provide for fractional ratios. In the event of any such action to combine or divide Units of Partnership Interest as provided in this Section 4.8, (i) all Series E Units of Partnership Interest shall be simultaneously divided or combined to maintain a one-to-one conversion ratio with the Units of Partnership Interest, (ii) after such division or combination, all references in this Agreement to a number of Units of Partnership Interest or Series E Units of Partnership Interest shall be combined or divided by the same divisor or multiplier, as the case may be. Any action to divide or combine Units of Partnership Interest and Series E Units of Partnership Interest pursuant to this Section 4.8 shall be effective on the date set forth as the effective date for such action, and each Partner or Person to whom a Unit of Partnership Interest or Series E Unit of Partnership Interest has been pledged shall have the right to request a certification from the Partnership as to the date of the last division or combination of Units of Partnership Interest and Series E Units of Partnership Interest. Promptly following any such action, Schedule A shall be amended to reflect such action, notice of such action shall be provided to each of the Partners and to any Person to whom a Unit of Partnership Interest or Series E Unit of Partnership Interest has been pledged (provided the Partnership shall have received notice of such Pledge and the identity and address of such pledgee), and appropriate substitute Partnership Interest Certificates or Series E Partnership Interest Certificates, as applicable, shall be issued as of the effective date of such action, in exchange for outstanding Partnership Interest Certificates and Series E Partnership Interest Certificates pursuant to such terms as shall be established by the Managing General Partner. For the purpose of this Section 4.8, fair market values shall be as determined in good faith by the Managing General Partner.

    (b)        In the event the Partnership undergoes an Organic Change, the Series E Units of Partnership Interest shall be deemed to have automatically converted on a one-for-one basis into Units of Partnership Interest on the Day immediately prior to the Day on which the closing of the Organic Change occurs, and subject to the restriction set forth in the last paragraph of Section 8.1(e) hereof, shall entitle the Partners holding such Series E Units of Partnership Interest to acquire or receive such shares of stock, securities, or other assets in connection with such Organic Change on the same terms and in the same manner as a Partner holding Units of Partnership Interest.”

    8.        Section 5.1 of the Partnership Agreement is hereby amended by deleting paragraph (b) thereof in its entirety, and by inserting the following new paragraph (b) in the place thereof:

    “(b)        Except as otherwise provided in Section 5.1(d) or 5.1(f) hereof, the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with this Section 5.1(b).

(1) Profits shall be allocated:

    (A)        first, to TCO, in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to TCO pursuant to Section 5.1(b)(2)(C) hereof over the cumulative amount of Profits allocated to TCO pursuant to this Section 5.1(b)(1)(A); and then

    (B)        second, to the Parity Preferred Partners, in an amount equal to the Unallocated Parity Preferred Return with respect to each series (proportionate as to such Unallocated Parity Preferred Return among each series); and then

    (C)        third, to the Parity Preferred Partners, in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Parity Preferred Partners pursuant to Section 5.1(b)(2)(B) hereof over the cumulative amount of Profits allocated to the Parity Preferred Partners pursuant to this Section 5.1(b)(1)(C) (proportionate as to the amount of such excess among each series); and then

    (D)        fourth, to the Partners in an amount equal to the excess, if any, of the cumulative amount of Losses allocated to the Partners pursuant to Section 5.1(b)(2)(D) hereof over the cumulative amount of Profits allocated to the Partners pursuant to this Section 5.1(b)(1)(D) (proportionate as to such excess amounts); and then

    (E)        fifth, to the Partners holding Units of Partnership Interest and Series E Units of Partnership Interest in accordance with their respective Percentage Interests; provided, however, that Profits for any Partnership Fiscal Year allocated to the Parity Preferred Partners may be limited if so provided in the Designation, Distribution, Redemption, Exchange, and Consent Provisions of the applicable series.

(2) Losses shall be allocated:

    (A)        first, to Partners holding Units of Partnership Interest and Series E Units of Partnership Interest until the Adjusted Capital Account Balances of all such Partners are reduced to zero, excluding, for purposes of calculating TCO’s Adjusted Capital Account Balance, the Preferred Equity (in proportion to such positive Adjusted Capital Account Balances (excluding the Preferred Equity)); and then

    (B)        second, to the Parity Preferred Partners until the Adjusted Capital Account Balances of the Parity Preferred Partners are reduced to zero (in proportion to such positive Adjusted Capital Account Balances); and then

(C) third, to TCO until the Adjusted Capital Account Balance of TCO, including the Preferred Equity, is reduced to zero; and then

(D) fourth, to the General Partners or any Limited Partner which has made an election under Section 11.1(d) hereof, in proportion to their respective Percentage Interests.”

    9.        Section 8.1(b) of the Partnership Agreement is hereby amended by deleting the first paragraph thereof and by inserting the following:

    “(b)        A Partner (other than TCO or a Parity Preferred Partner) may Transfer all or any portion of its Partnership Interest (but not less than one (1) Unit of Partnership Interest or Series E Unit of Partnership Interest, as applicable) to any other Partner (other than a Parity Preferred Partner), or to one (1) or more members of such Partner’s Immediate Family, or to a Family Trust, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, or, in the event that a Partner is a partnership, or other entity (other than TCO and other than a Qualified Institutional Transferee that is not a QIT Entity), to one (1) or more of the constituent partners, or owners of such Partner or other entity, or to one (1) or more members of the respective Immediate Families or Family Trusts of the constituent partners, or owners of such Partner or other entity, or to any Qualified Institutional Transferee (other than a Parity Preferred Partner), or to an entity consisting of or owned entirely by one (1) or more of the foregoing Persons, or to the Partnership, provided that, in each case, the Managing General Partner has determined by written notification (a “Transfer Determination”), to the transferring Partner, which Transfer Determination shall not be unreasonably withheld and shall be deemed given if not refused within seven (7) Business Days of the date of notice thereof to the Partnership, that either (A) such Transfer will not cause (i) any lender of the Partnership or an Owning Entity to hold in excess of ten percent (10%) of the Percentage Interests or any other percentage of the Percentage Interests that would, pursuant to the Regulations under Section 752 of the Code or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt or (ii) a violation of any partnership agreement or other document forming or governing an Owning Entity, or (B) the Managing General Partner has determined to waive such requirement in its reasonable discretion, after having determined that the Transfer will not materially adversely affect the Partnership, its assets or any Partner, or constitute a violation of the Partnership Law, or any other law to which the Partnership or an Owning Entity is subject.”

    10.        Section 8.1 is hereby further amended to add the following new paragraph (e), and by redesignating the following paragraphs accordingly:

    “(e)        A Partner holding Series E Units of Partnership Interest may convert all or any portion of its Series E Units of Partnership Interest (but not less than one (1) Series E Unit of Partnership Interest) into Units of Partnership Interest as follows:

(i) on or after January 1, 2004, a conversion of up to three percent (3%) of the number of Series E Units of Partnership Interest originally issued;

    (ii)        on or after January 1, 2005, a conversion of up to thirty-six and thirty-three hundredths percent (36.33%) of the number of Series E Units of Partnership Interest originally issued, determined after taking into account any conversion under clause (i) of this Section 8.1(e);

    (iii)        on or after January 1, 2006, a conversion of up to sixty-nine and sixty-seven hundredths percent (69.67%) of the number of Series E Units of Partnership Interest originally issued, determined after taking into account any conversion under clauses (i) and (ii) of this Section 8.1(e);

(iv) on or after January 1, 2007, a conversion of the remaining Series E Units of Partnership Interest; and

    (v)        a conversion of all of the Series E Units of Partnership Interest in the event that (w) the closing price of TCO Common Stock on the New York Stock Exchange (the “NYSE”) is less than Ten Dollars ($10.00) per share on any Day on which the NYSE is open for business (a “Trading Day”), (x) the closing price of TCO Common Stock on the NYSE is less than Twelve Dollars ($12.00) per share for a period of twenty (20) consecutive Trading Days, (y) the aggregate amount of distributions paid on one (1) share of TCO Common Stock during any calendar quarter is less than eighty-five percent (85%) of the aggregate amount of distributions paid on one (1) share of TCO Common Stock during the corresponding quarter for the prior period, or (z) a TRG Change of Control occurs at any time after the date of the Third Amendment to this Agreement.

In the event a Partner desires to convert all or any portion of the Series E Units of Partnership Interest held by such Partner into the same number of Units of Partnership Interest as and when permitted by, and in accordance with, this Section 8.1(e), such Partner shall give written notice thereof to the Managing General Partner indicating the number of Series E Units of Partnership Interest such Partner desires to so convert. Such Partner shall include with such notice such Partner’s Series E Partnership Interest Certificate (the notice and the Series E Partnership Interest Certificate are hereinafter referred to together as the “Conversion Notice”). On the third (3rd) Business Day after the date of receipt by the Managing General Partner of the Conversion Notice, such Partner shall be deemed to have (i) been issued by the Partnership Units of Partnership Interest equal in number to the number of Series E Units of Partnership Interest so converted, and (ii) accepted the Continuing Offer in accordance with its terms with respect to the Units of Partnership Interest deemed issued. If applicable, the Partnership shall issue to such Partner a new Series E Partnership Interest Certificate reflecting the remaining number of Series E Units of Partnership Interest held by such Partner. Solely for purposes of Section 13.11 hereof, the conversion right with respect to the Series E Units of Partnership Interest in accordance with the provisions of this Section 8.1(e) shall be treated as the ability to assign a Partnership Interest.

Any permitted conversion of Series E Units of Partnership Interest into Units of Partnership Interest pursuant to this Section 8.1(e) shall be subject to the further requirement that any shares of TCO Common Stock into which Units of Partnership Interest are converted pursuant to this Section 8.1(e) and the Continuing Offer be sold in the open market as soon as reasonably practicable. As used in this Section 8.1(e), “as soon as reasonably practicable” means as soon as reasonably possible in compliance with all applicable law, including, but not limited to, the Hart Scott Rodino Act and all applicable federal and state securities and other laws.

    (f)        Notwithstanding the provisions of Section 8.1(b) hereof, in the event a Parity Preferred Partner desires to Transfer its Partnership Interest to a Qualified Institutional Transferee, it may do so provided that it has obtained the prior written consent of each Appointing Person, which consent may be withheld in its sole and absolute discretion, and provided that the Managing General Partner has issued a Transfer Determination or waived such requirement all in accordance with Section 8.1(b) hereof.”

    11.        Section 8.2 of the Partnership Agreement is hereby amended to delete clause (ii) and to insert the following in the place thereof:

    “(ii)        if the assignee holds Units of Partnership Interest or Series E Units of Partnership Interest, the assignee delivers to the Partnership a Partnership Interest Certificate or Series E Partnership Interest Certificate evidencing the number of Units of Partnership Interest or Series E Units of Partnership Interest, as applicable, which are the subject of the Transfer, and in the case of each assigning Partner whether or not it holds Units of Partnership Interest or Series E Units of Partnership Interest, the assignee delivers to the Partnership a duly executed and acknowledged written instrument of assignment, which instrument of assignment binds the assignee to all of the terms and conditions of this Agreement as if the assignee were a signatory party hereto and does not release the assignor from any liability or obligation (accrued to the date of Transfer) of or in respect of the Partnership Interest which is the subject of the Transfer;"

    12.        Section 8.3(a) of the Partnership Agreement is hereby amended to insert “or Series E Units of Partnership Interest” immediately following “Units of Partnership Interest” in the second parenthetical of the proviso in such section.

    13.        Section 8.3 is hereby further amended by deleting paragraph (b) thereof in its entirety and by inserting the following new paragraph (b) in the place thereof:

    “(b)        An assignee of any portion of or an interest in a Partnership Interest (an “Assigned Interest”) pursuant to a Transfer with respect to which a Transfer Determination has been granted that has not, for any reason, been admitted as, or become, a partner in the Partnership in the place and stead of an assignor Partner (the “Original Assignor”) in respect of the Assigned Interest, may, by prior written notice to the Managing General Partner, assign the Assigned Interest, in accordance with and subject to the provisions of this Article VIII or, in the event the Assigned Interest is represented by Series E Units of Partnership Interest, convert the Assigned Interest into Units of Partnership Interest in accordance with Section 8.1(e) hereof, in each case in all respects as if or with the same effect as if such assignee were a Partner, and in the event that any subsequent assignee is admitted as a substitute partner in accordance with and subject to Section 8.2 hereof, the Original Assignor, simultaneously with such subsequent assignment, shall Transfer all of its remaining right, title, and interest in the Partnership Interest relating to the Assigned Interest, to the Partner acquiring the Assigned Interest, which Partner shall act and be the partner in respect of the Assigned Interest in the place and stead of the Original Assignor. Each assignor Partner, on behalf of itself and its permitted successors and assigns, hereby agrees to enter into an appropriate amendment to this Agreement, the Certificate of Limited Partnership (if required by the Partnership Law), and any other document determined by the Managing General Partner to be necessary to reflect the foregoing.”

    14.        Section 10.1 of the Partnership Agreement is hereby amended by deleting paragraph (b) thereof in its entirety and by inserting the following new paragraph (b) in the place thereof:

    “(b)        Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of a General Partner, provided that there is a General Partner remaining, the Partnership shall not dissolve but shall be continued in accordance with this Agreement, and the Partnership Interest of the Disabled General Partner shall automatically become that of a limited partner except to the extent such Disabled General Partner, at such time or any time thereafter, assigns its Partnership Interest to another General Partner, subject to the provisions of Section 8.1 hereof; and such Disabled General Partner or Successor shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. Upon the occurrence of a Disabling Event or an Event of Withdrawal in respect of the last remaining General Partner, the Partnership shall dissolve; provided, however, that the Partnership shall not be dissolved if within ninety (90) Days after such Disabling Event or Event of Withdrawal (the “Ninety Day Period”) all Partners (other than any Parity Preferred Partner) agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such Disabling Event or Event of Withdrawal, of one (1) or more general partners of the Partnership as successor general partner(s) (“Successor General Partner”) to act as, and be in all respects under this Agreement, a general partner. If any such election is made, the Partnership shall continue pursuant to this Agreement for the term provided in Section 1.5 hereof, and the Partnership Interest of the Disabled General Partner in the Partnership (except to the extent such interest is held by the Successor General Partner) shall automatically become that of a limited partner; and such Representative or Successor to the Disabled General Partner (subject, in the case of a Representative or Successor, to Sections 8.1 and 8.2 hereof) shall thereupon have the same interest in the Partnership capital, profits, losses, and distributions as the Disabled General Partner, but otherwise (except to the extent a Successor to the Disabled General Partner shall be the Successor General Partner) shall have and be subject to all the rights, obligations, restrictions, and attributes of a limited partner, all as provided in this Agreement. In the event of the selection of a Successor General Partner, as provided in this Section 10.1(b), (1) each of the Partners, on behalf of itself and its permitted successors and assigns, HEREBY AGREES AND CONSENTS to the admission of any such Successor General Partner as herein provided; and (2) the then Partners shall execute and deliver such instruments and documents, and shall take such actions, as shall be necessary or advisable, in the sole and absolute discretion of the Successor General Partner to carry out the provisions of this Article X, including, but not limited to, (x) the execution of conformed counterparts of this Agreement, amendments to this Agreement, and/or an amended limited partnership agreement, (y) the execution and filing of certificates of discontinuance, assumed or fictitious name certificates, certificates of co-partnership, and/or certificates of limited partnership, and/or amended certificates of limited partnership, and (z) the execution of such instruments and documents (including, but not limited to, deeds, bills of sale, and other instruments of conveyance and/or assignments of Partnership Interest) as shall be necessary or advisable to effect any necessary transfer (nominal or otherwise) of the property, assets, investments, rights, liabilities, and business of the Partnership or of a Partnership Interest and/or to accomplish the purpose and intent of this Article X. In the event that a Partner shall fail to execute any such instruments or documents or fail to take any such actions, when requested to do so by the Successor General Partner, the Successor General Partner and/or any Person designated by the Successor General Partner, as attorney-in-fact for each of the Partners, shall have the right and power for, on behalf of, and in the name of each of the Partners to execute any and all instruments and documents and take any and all such actions.”

    15.        Section 13.18 is hereby deleted in its entirety, and the following Section 13.18 is substituted in the place thereof:

“Section 13.18 Lost Partnership Interest Certificates and Series E Partnership Interest Certificates

In the event that any Partnership Interest Certificate or Series E Partnership Interest Certificate shall be lost, stolen, or destroyed, the Managing General Partner may authorize the issuance of a substitute Partnership Interest Certificate or Series E Partnership Interest Certificate, as the case may be, in place of the Partnership Interest Certificate or Series E Partnership Interest Certificate so lost, stolen, or destroyed. In each such case, the applicant for a substitute Partnership Interest Certificate or Series E Partnership Interest Certificate shall furnish to the Managing General Partner evidence to its satisfaction of the loss, theft, or destruction of such Partnership Interest Certificate or Series E Partnership Interest Certificate and of the ownership thereof, and also such security or indemnity as the Managing General Partner may reasonably require.”

    16.        The attached Schedule A and Schedule C are inserted in the Partnership Agreement in the place of the existing Schedule A and Schedule C, and new Exhibit A-1 attached hereto is inserted into the Partnership Agreement.

     17.        Section and clause references within the Partnership Agreement are renumbered accordingly.

     18.        Except as expressly set forth herein, the terms and provisions of the Partnership Agreement continue unmodified and are hereby confirmed and ratified.

    19.          This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    20.         This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

    21.        This Amendment may be executed in two (2) or more counterparts, all of which as so executed shall constitute one (1) Amendment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Amendment shall become effective and binding unless and until all parties hereto have duly executed this Amendment, at which time this Amendment shall then become effective and binding as of the date first-above written.

        IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: /s/ William S. Taubman

Its: Authorized Signatory

TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By: TG Michigan, Inc., a Michigan corporation, Managing General Partner

      By: /s/ William S. Taubman

      Its: Authorized Signatory

TAUB-CO MANAGEMENT, INC., a Michigan corporation

By: /s/ William S. Taubman

Its: Authorized Signatory